                                                                                                                          Exhibit 99.1

IMPLANT SCIENCES COMPLETES ACQUISITION
OF ION METRICS, INC.

Acquisition Strengthens and Broadens Implant Sciences’ Product Offering

WAKEFIELD, MA. April 14, 2008…Implant Sciences Corporation (AMEX: IMX), an established supplier of systems and sensors for the homeland security market and related industries, today announced it has completed its acquisition of privately-held Ion Metrics, Inc. (“IMI”) for two million shares of Implant Sciences common stock and the assumption of certain specified liabilities.  Further details of the transaction can be obtained from the Definitive Agreements which will be available on the Company’s Current Report on Form 8-K expected to be filed no later than April 15, 2008.

IMI is a manufacturer of low-cost, mass sensor systems for the detection and analysis of chemical compounds such as explosives, chemical warfare agents, narcotics, and toxic industrial chemicals for the homeland defense, forensic, environmental, and safety/security markets.  IMI’s miniaturized devices and system designs provide high performance and reliability in combination with low manufacturing costs.  The acquisition is expected to strengthen and broaden Implant Sciences’ product offering in the Safety, Security and Defense (SS&D) market.

“We believe this acquisition brings a highly skilled team of innovative engineering talent, a rich technology suite, and important relationships within our target market,” said Phillip C. Thomas, CEO and President of Implant Sciences.  “As a result of this acquisition, we expect to accelerate the expansion of our product line to more effectively address the needs of the SS&D sector, as well as accelerate our entry into the narcotics, chemical warfare and toxic industrial chemical detection marketplaces.  By combining our technologies, we see ourselves enhancing our competitive position while improving sales volumes and product margins in the future.”

The Company expects to provide more details about the acquisition during its third fiscal quarter earnings conference call in May 2008.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems, as well as provides services for the Security, Safety and Defense (SS&D) and microelectronics industries.  The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection (ETD) systems, which ship to a growing number of locations domestically and internationally.  The Company has also developed and acquired technologies using ion implantation and thin film coatings for microelectronics and other applications.  For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are subject to risks and uncertainties, including but not limited to, the Company’s ability to successfully integrate Ion Metrics and its employees into Implant Sciences and achieve expected synergies, compete successfully in the SS&D marketplace, broaden its product offering into the narcotic, chemical warfare and toxic industrial chemical detection marketplaces, and achieve higher margins and lower manufacturing costs.  Such statements are based on management's current expectations and are subject to facts that could cause results to differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which describe risk factors that could have adverse effect on its results.  The Company assumes no obligation to update the information contained in this press release.

Mozes Communications LLC
Kristine Mozes (781) 652-8875
kristine@mozescomm.com
www.mozescommunications.com